UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2019

ZOGENIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34962	20-5300780
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Horton Street, Suite 500, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 550-8300

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZGNX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 6, 2019, Zogenix, Inc. (the “Company” or “Zogenix”) closed (the “Closing”) the previously announced acquisition of Modis Therapeutics, Inc. (“Modis”), pursuant to the Agreement and Plan of Merger, dated August 23, 2019 (the “Merger Agreement”), by and among Zogenix, Modis, Xena Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Zogenix (“Merger Sub”), and Shareholders Representative Services LLC, a Colorado limited liability company, as the shareholders’ representative. At the Closing, Merger Sub merged with and into Modis (the “Merger”), with Modis being renamed Zogenix TK2d Corp. and surviving as a wholly-owned subsidiary of Zogenix. Modis’ lead product candidate, MT1621, an investigational deoxynucleoside substrate enhancement therapy, is in late-stage development for the treatment of thymidine kinase 2 deficiency.

At the Closing, Zogenix paid approximately $175 million in cash and issued 1,595,025 shares of Zogenix common stock (the “Shares”). The cash portion of the merger consideration was subject to certain adjustments, including Modis’ net working capital and cash amounts at Closing. The number of Shares issued was based on the 25-day volume weighted average price of $46.68 per share of Zogenix’s common stock. Zogenix will also be obligated to pay (a) up to an aggregate amount of $150.0 million upon the achievement of specified regulatory milestones and (b) a 5% royalty on net sales of Modis products. The royalty term expires on a country-by-country basis upon the later of 15 years after the first commercial sale a Modis product, expiration of regulatory exclusivity, and the expiration of the last to expire valid patent claim covering a Modis product. Zogenix is obligated to use its commercially reasonable efforts (as defined in the Merger Agreement) to develop and seek marketing approval of (so as to achieve the regulatory milestones) and to commercialize MT1621 in the United States, United Kingdom, Germany, France, Spain and Italy after marketing approval, if any, has been obtained in the applicable country.

Both Zogenix and Modis agreed to customary warranties and covenants in the Merger Agreement. Modis stockholders and equity award holders (the “Modis Holders”) agreed to indemnify Zogenix, severally and not jointly, for certain matters, including breaches of representations and warranties and covenants included in the Merger Agreement, up to the escrow amount (defined below), subject to specified exceptions. Of the closing cash consideration, $25.0 million (the “escrow amount”) was deposited into an escrow account to fund post-closing merger consideration adjustments and potential indemnification claims. The escrow amount will be released 12 months from the Closing, less the aggregate amount of any pending indemnification claims as of such date. Zogenix also has the right to offset damages for certain specified indemnification claims (including specified intellectual property representations) against future milestones and a specified percentage of royalty payments.

Pursuant to the Merger Agreement, Zogenix has agreed to prepare and file a prospectus supplement to its effective registration statement on Form S-3 (File No. 333-220759) covering the resale of the Shares issued to the Modis Holders within two business days of the closing and to use commercially reasonable efforts to maintain the availability of such registration statement for the resale of the Shares.

The foregoing description of the terms of the Merger Agreement is qualified in its entirety by reference to the provisions of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Zogenix with the Securities and Exchange Commission on August 26, 2019, and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the issuance of the Shares as part of the merger consideration is incorporated into this Item 3.02 by reference. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Shares were issued pursuant to a private placement under Rule 506 of Regulation D promulgated under the Securities Act, and only to those Modis stockholders or equity award holders who are “accredited investors” as defined under Rule 501(a) thereof.

As described above, Zogenix has agreed to file a prospectus supplement to the Company’s Form S-3 providing for the resale of the Shares. The Shares may not be offered or sold in the United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the Shares or other securities of Zogenix.

Item 7.01.	Regulation FD Disclosure.

On September 9, 2019, Zogenix issued a press release announcing the Closing of the Merger, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the press release incorporated herein by reference, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by Item 9.01(a) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K, if any, will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated August 23, 2019, by and among Zogenix, Inc., Xena Merger Sub, Inc., Modis Therapeutics, Inc. and Shareholder Representative Services, LLC, as the shareholders’ representative (incorporated by reference to Zogenix, Inc.’s Form 8-K filed with the Securities and Exchange Commission on August 26, 2019)

99.1	Press Release of Zogenix, Inc., dated September 9, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: September 9, 2019	By:	/s/ Michael P. Smith
	Name:	Michael P. Smith
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary